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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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          Exchange Act Rule 0-11(a)(2) and identify the filing for which
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Form of Letter Being Sent to El Paso Employees.

April 9, 2003

To All El Paso [BU] Employees:

Over the years, we have periodically reviewed our organization and cost structures to ensure that we are well positioned to compete in each business segment of our company. Previously, for example, we have conducted separate reviews at the time of the Tenneco, Sonat and Coastal mergers, each of which represented a fundamental shift in our business. Today, while we are not in the process of combining major companies, we are experiencing another type of fundamental shift in our business nevertheless. In particular, with the company's announced plan to exit the trading business, our sale last year of assets valued at nearly $4 billion and our commitment this year to sell an additional $3.4 billion of assets, we need to review our organization and cost structures again in order for us to compete effectively in this new environment.

To that end, a preliminary review of our corporate costs reveals a disturbing trend. As the company grew through mergers and the emergence of new businesses, our Sales, General, and Administrative (SG&A) costs throughout the company also grew. However, as the revenues and earnings of the company have decreased and will continue to decrease with the sale of assets set forth in our announced divestiture program, SG&A costs have not decreased proportionally. The economics behind this trend are not sustainable. We have to bring our costs in line with what we are going to be--not what we were.

We plan to aggressively attack this matter with the same resolve as we have in the past. Accordingly, we are launching a company-wide initiative to develop--from the ground up--a cost structure that will be appropriate for the future size of the company and the activities we will engage in. Because we are looking at all SG&A costs from a fresh perspective, we are calling this effort the Clean Slate Initiative. The goal of this initiative is to achieve substantial recurring cost reductions (i.e., cost reductions that are more than "one-time" savings). Most of these savings will come from our SG&A costs; however, some operational and maintenance (O&M) costs will also be included. Both business unit and corporate SG&A will be reviewed.

During the first four weeks of the Clean Slate Initiative, we will be gathering data and identifying cost-saving opportunities. We have brought in external resources to assist with benchmarks and to provide best practices examples. They will also help us accelerate the process and bring an objective, third party perspective to the effort.

At the end of the project, we will have a realistic, objective understanding of what costs are right for the services we need and how these services will be provided. All decisions will be based on data, not opinions. We plan to complete the Clean Slate Initiative during a three-month timeframe, and will begin implementation thereafter.

[ADD ANY SPECIFIC BUSINESS UNIT EXAMPLES OR INFORMATION]

We need your support for this project, and possibly also your time. Additionally, it is very important that we hear your ideas, so please send them to [NAME] or [NAME], who will be heading the [BUSINESS UNIT] analysis.

Thank you in advance for your cooperation.

Sincerely,

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the inability to consummate the private placement of the notes, the successful completion of the plan to exit the energy trading business; the positive acceptance of the exit plan by the credit rating agencies; the accounting and financial consequences of the plan to exit the energy trading business; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; regulatory proceedings, appeals from regulatory proceedings and any related litigation, including those related to the pending FERC proceeding; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with divestitures or restructurings on a timely basis; difficulty in integration of the operations of previously acquired companies; competition; the successful implementation of the 2003 operational and financial plan; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results.

ADDITIONAL IMPORTANT INFORMATION

On April 9, 2003, El Paso Corporation filed a preliminary proxy statement relating to its 2003 annual meeting with the Securities and Exchange Commission. Prior to the annual meeting, El Paso will furnish a definitive proxy statement to its shareholders, together with a WHITE proxy card. Shareholders are strongly advised to read El Paso's proxy statement as it contains important information.

Shareholders may obtain a copy of El Paso's preliminary proxy statement, any amendments or supplements to the proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the preliminary proxy statement and any amendments and supplements are available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, P.O. Box 2511, Houston, TX 77252. In addition, copies of El Paso's proxy materials may be requested by contacting El Paso's proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 Toll-Free or by email at proxy@mackenziepartners.com.

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research, are quoted in this document, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in El Paso's preliminary proxy statement.